UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2018

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-09165	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2825 Airview Boulevard Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

(269) 385-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Stryker Corporation (the “Company”) announced on July 10, 2018 that David K. Floyd has notified the Company of his intent to retire from his role as Group President, Orthopaedics effective August 1, 2018, and that Timothy J. Scannell, who currently serves as Group President, MedSurg and Neurotechnology, will be appointed President and Chief Operating Officer effective August 1, 2018.

Mr. Floyd has entered into a letter agreement with the Company pursuant to which he will continue to be employed as Group President and Advisor to the Company’s Chief Executive Officer from August 1, 2018 through June 30, 2019 to ensure a smooth transition. Under the terms of the letter agreement, Mr. Floyd will continue to receive a base salary at his current annual rate and will be eligible for an incentive bonus opportunity.

Mr. Scannell, 53, began his career with Stryker’s Endoscopy business in 1990 where he served in sales and marketing leadership roles. He then took on roles of increased responsibility spanning many of our businesses and has served as a Group President for nearly a decade, most recently overseeing MedSurg & Neurotechnology. Mr. Scannell serves on the Board of Directors for Insulet Corporation.

Mr. Scannell will receive a base salary at the annual rate of $750,000. Mr. Scannell’s bonus potential will be 100% of his annual salary. His actual bonus will be prorated based on the portion of the year that he serves as President and Chief Operating Officer. In connection with his appointment, Mr. Scannell will receive an award of restricted stock units pursuant to the Company’s 2011 Long-Term Incentive Plan having a grant date fair value of approximately $1,900,000, which will vest based on Mr. Scannell’s continued employment in 1/3 installments on each of August 1, 2019, August 1, 2020 and August 1, 2021. In addition, the Company’s Chairman and Chief Executive Officer will recommend that the Compensation Committee of the Company’s Board of Directors approve the award to Mr. Scannell of stock options and performance stock units having a grant date fair value of approximately $5,000,000, comprised of 50% in stock options and 50% in performance stock units, on the regular annual equity award grant date in February 2019, in accordance with the structure and terms of the annual awards granted to other senior executives at that time.

The summary description of the letter agreement with Mr. Floyd contained in this Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of such agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	10.1	Letter Agreement between Stryker Corporation and David K. Floyd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

July 10, 2018	/s/ WILLIAM E. BERRY, JR.
Date	William E. Berry, Jr.
Vice President, Corporate Controller